                                                                    EXHIBIT 23.3




                         CONSENT OF INDEPENDENT AUDITORS

We have included our report dated November 30, 1999 accompanying the financial statements of College411.com, Inc. contained in this Registration Statement, and we consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




MORGENSTERN & ASSOCIATES


Vorhees, NJ
June 27, 2000